CRH

Report on Payments to Governments for Extractive Activities

For year ended December 31, 2024

Year ended December 31, 2024

Introduction
This Report on Payments to Governments for Extractive Activities (the ‘Report’) has been prepared in line with the EU Accounting (2013/34/EU) Directive as amended and as transposed into Irish Law and the disclosure and transparency rules of the United Kingdom’s Financial Conduct Authority. It has been prepared on a consolidated basis and includes relevant payments made by subsidiary undertakings of CRH plc (‘CRH’).
The Report is available on the CRH website at www.crh.com and has been filed with the Irish Companies Registration Office and the United Kingdom Financial Conduct Authority.

About CRH
CRH is the leading provider of building materials solutions that build, connect and improve our world. Employing 80,000 people at over 3,800 operating locations in 28 countries, CRH has market leadership positions in both North America and Europe.
As the essential partner for transportation and critical infrastructure projects, complex non-residential construction and outdoor living solutions, CRH’s unique offering of materials, products and value-added services helps to deliver a more resilient and sustainable built environment.
The company is ranked among sector leaders by Environmental, Social and Governance (ESG) rating agencies.
A Fortune Global 500 company, CRH’s shares are listed on the NYSE and LSE.
For more information visit www.crh.com.

Basis/Scope
The Report covers the period January 1, 2024 to December 31, 2024 and relates to payments to governments for extractive activities as defined in the above referenced legislation. For subsidiary undertakings that were acquired by CRH during the reporting year, only payments made in relation to post-acquisition extractive activities are included. Equity method investments, including joint ventures and associated undertakings, are excluded from the scope of the Report.

Payments made by each of CRH’s subsidiary undertakings are measured using the currency of the primary economic environment in which the entity operates. Payments made in non-U.S. Dollar currencies have been translated into U.S. Dollars using the average exchange rates for the relevant year. A monetary value was assigned to any in-kind payments at a fair market value at the time of payment.
As set out in the relevant legislation, a materiality threshold for disclosure of $100,000 (€100,000/£86,000) was applied to payments or a series of related payments.
Where a single payment relates to both extractive and non-extractive activities, a ratio has been applied to enable the reporting of the portion of the payment related to extractive activities only within the Report.
Certain taxes including consumption taxes such as value-added-tax, personal income taxes and sales taxes are excluded from the scope of the legislation. Similarly, any charitable donations are excluded.

Extractive Activities
Extractive activities are defined as activities involving the exploration, prospection, discovery, development and extraction of minerals or other materials. For CRH, the relevant extractive categories as defined within the relevant legislation include:
•Quarrying of stone, sand and clay;
•Quarrying of ornamental and building stone, limestone, gypsum, chalk and slate;
•Operation of gravel and sand pits; mining of clays and kaolin; and
•Other mining and quarrying not elsewhere classified.

Report on Payments to Governments 2024	2

Year ended December 31, 2024

Government
The term ‘government’ includes payments for extractive industries made to any national, federal, regional, state, province, county, district, municipal, local or equivalent authority of a country, and includes a department, agency or entity that is state-owned or is a subsidiary of a government.

Projects
A ‘project’ is defined as the operational activities governed by a single contract, license, lease or similar legal agreement. Where a series of such agreements are substantially interconnected, they should be treated as a single project for the purpose of establishing reporting requirements.

Payments
Payment categories and a description of each category is provided as follows:
•Taxes: This category includes taxes paid to governments on income, profits or production related to extraction activities as defined. Payments are reported net of refunds. Consumption taxes and personal income taxes are excluded.
•Royalties: This category includes payments to a government for the rights to extract minerals or other materials, typically at a set percentage of revenue less any deductions that may be taken.
•License fees, rental fees, entry fees and other considerations for licenses and/or concessions: This category includes license fees, surface or rental fees, and other consideration for licenses and/or concessions paid to a government for access to the area where extractive operations are conducted.
•Infrastructure improvements: This category includes payments to a government for local development, including the improvement of infrastructure, not directly necessary for the conduct of extractive operations but mandatory pursuant to the terms of a production sharing contract or to the terms of a law relating to the CRH subsidiary undertaking’s activities.

•Production entitlements: This category includes the host government’s share of production which is usually outlined in a production sharing agreement. It does not include the working interest production share of government-owned companies where said companies are acting as partners in a joint venture. For the financial year to which the Report relates, CRH did not make relevant payments in this category.
•Dividends: This category includes dividend payments other than dividends paid to a government as an ordinary shareholder of CRH or one of its subsidiary undertakings unless paid in lieu of production entitlements or royalties. For the financial year to which the Report relates, CRH did not make relevant payments in this category.
•Bonuses: This category includes bonuses paid to a government for and in consideration of signature, discovery, production, awards, grants and transfers of extraction rights. This also includes bonuses related to achievement or failure to achieve certain production levels or certain targets, and discovery of additional mineral reserves/deposits. For the financial year to which the Report relates, CRH did not make relevant payments in this category.

On behalf of the Board,

R. Boucher, J. Mintern
Directors
June 25, 2025

Report on Payments to Governments 2024	3

Year ended December 31, 2024
Overview

Country	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000	Total $’000
Australia	1,380	1,495	—	—	2,875
Canada	12,615	—	2,311	—	14,926
Denmark	545	—	—	—	545
France	7,326	1,434	—	—	8,760
Ireland	23,703	—	—	168	23,871
Isle of Man	—	213	—	—	213
Netherlands	—	290	—	—	290
Philippines	1,002	—	—	102	1,104
Poland	7,306	2,123	668	—	10,097
Romania	586	2,123	433	—	3,142
Serbia	355	276	—	—	631
Slovakia	—	446	—	—	446
Switzerland	6,510	3,650	485	—	10,645
Ukraine	1,581	—	1,014	—	2,595
United Kingdom	102,736	2,227	2,106	—	107,069
United States	216,493	3,078	492	170	220,233
Total	382,138	17,355	7,509	440	407,442

Report on Payments to Governments 2024	4

Year ended December 31, 2024

Australia
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Department for Energy and Mining South Australia	—	955	—	—
Department of Energy, Mines, Industry Regulation and Safety Western Australia	—	540	—	—
Department of Treasury and Finance South Australia	133	—	—	—
Total Regional/Local	133	1,495	—	—

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Australian Taxation Office	1,247	—	—	—
Total National	1,247	—	—	—

Total	1,380	1,495	—	—

Report on Payments to Governments 2024	5

Year ended December 31, 2024
Canada
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
City of Hamilton	215	—	—	—
City of Kawartha Lakes	131	—	—	—
City of Vaughan	122	—	—	—
Haldimand County	138	—	—	—
Ministre Du Revenu Du Quebec	769	—	—	—
Mrc De Marguerite-D’Youville	206	—	—	—
Municipality of Clarington	154	—	—	—
Ontario Aggregate Resources Corporation	—	—	2,311	—
Town of Halton Hills	627	—	—	—
Town of Milton	306	—	—	—
Township of Cramahe	181	—	—	—
Township of Puslinch	262	—	—	—
Ville De Joliette	157	—	—	—
Ville De Laval	2,443	—	—	—
Ville De Mirabel	116	—	—	—
Total Regional/Local	5,827	—	2,311	—

Report on Payments to Governments 2024	6

Year ended December 31, 2024
Canada
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Canada Revenue Agency	6,788	—	—	—
Total National	6,788	—	—	—

Total	12,615	—	2,311	—

Report on Payments to Governments 2024	7

Year ended December 31, 2024
Denmark
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Danish Tax Agency (Skat)	545	—	—	—
Total National	545	—	—	—

Report on Payments to Governments 2024	8

Year ended December 31, 2024
France
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Centre Finances Publiques Chalon-sur-Saône	—	241	—	—
Direction Régionale Des Finances Publiques Centre Val De Loire	112	—	—	—
Trésorerie De Bar-sur-Aube	—	137	—	—
Trésorerie De Benfeld	—	191	—	—
Trésorerie De Nuits Saint Georges	—	168	—	—
Trésorerie De Valdahon	—	147	—	—
Trésorerie Is-sur-Tille	—	150	—	—
Trésorerie Municipale Haguenau	—	112	—	—
Trésorerie Pays De Montbeliard	—	152	—	—
Trésorerie Principale Besançon	—	136	—	—
Total Regional/Local	112	1,434	—	—

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Direction Générale Des Douanes Et Droits Indirects	168	—	—	—
Direction Générale Des Finances Publiques	7,046	—	—	—
Total National	7,214	—	—	—

Total	7,326	1,434	—	—

Report on Payments to Governments 2024	9

Year ended December 31, 2024
Ireland
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Clare County Council	109	—	—	—
Cork County Council	955	—	—	—
Fingal County Council	341	—	—	—
Limerick County Council	251	—	—	—
Meath County Council	260	—	—	168
South Dublin County Council	567	—	—	—
Total Regional/Local	2,483	—	—	168

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Revenue Commissioners	21,220	—	—	—
Total National	21,220	—	—	—

Total	23,703	—	—	168

Report on Payments to Governments 2024	10

Year ended December 31, 2024
Isle of Man
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Department of Economic Development	—	213	—	—
Total National	—	213	—	—

Report on Payments to Governments 2024	11

Year ended December 31, 2024
Netherlands
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Central Government Real Estate Agency (Rijksvastgoedbedrijf)	—	290	—	—
Total National	—	290	—	—

Report on Payments to Governments 2024	12

Year ended December 31, 2024
Philippines
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Barangay Minuyan, Norzagaray, Bulacan	—	—	—	102
Iligan City Treasurer's Office	143	—	—	—
Total Regional/Local	143	—	—	102

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Bureau of Internal Revenue	859	—	—	—
Total National	859	—	—	—

Total	1,002	—	—	102

Report on Payments to Governments 2024	13

Year ended December 31, 2024
Poland
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
First Masovian Tax Office Warsaw	1,531	—	—	—
Municipal and Communal Office in Ozarow	—	531	—	—
Regional District Director of National Forests	—	—	350	—
Starostwo Powiatowe Urzad Miasta	—	—	208	—
Swietokrzyskie Tax Office Kielce	5,775	—	—	—
Swietokrzyskie Volvodeship Marshal’s Office	—	—	110	—
Urzad Gminy	—	743	—	—
Total Regional/Local	7,306	1,274	668	—

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
National Fund for Environmental Protection and Water Management	—	849	—	—
Total National	—	849	—	—

Total	7,306	2,123	668	—

Report on Payments to Governments 2024	14

Year ended December 31, 2024
Romania
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Baia Mare Hall	—	—	180	—
Brasov County	—	394	—	—
Constanta County	—	310	—	—
Corbu Hall	—	306	—	—
Hoghiz Hall	—	437	135	—
Runcu Hall	—	106	—	—
Suseni Hall	—	—	118	—
Total Regional/Local	—	1,553	433	—

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
National Agency for Fiscal Administration	586	570	—	—
Total National	586	570	—	—

Total	586	2,123	433	—

Report on Payments to Governments 2024	15

Year ended December 31, 2024
Serbia
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Ministry of Finance	355	—	—	—
Ministry of Mining and Energy	—	276	—	—
Total National	355	276	—	—

Report on Payments to Governments 2024	16

Year ended December 31, 2024
Slovakia
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Mining Bureau	—	446	—	—
Total National	—	446	—	—

Report on Payments to Governments 2024	17

Year ended December 31, 2024
Switzerland
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Canton De Neuchatel	208	—	—	—
Gemeinde Auenstein	—	618	—	—
Gemeinde Hasle	—	139	—	—
Gemeinde Niederbipp	108	1,061	—	—
Gemeinde Veltheim	—	638	—	—
Kantonales Steueramt Aarau	—	—	485	—
Kantonales Steueramt Bern	342	—	—	—
Kantonales Steueramt Nidwalden	—	613	—	—
Service Cantonal Des Contributions Fribourg	122	—	—	—
Steueramt Der Gemeinde Wil	—	581	—	—
Steuerverwaltung Des Kantons Aargau	5,730	—	—	—
Total Regional/Local	6,510	3,650	485	—

Report on Payments to Governments 2024	18

Year ended December 31, 2024
Ukraine
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Head Office of Tax Service in Khmelnitsky Region	369	—	491	—
Head Office of Tax Service in Lviv Region	—	—	523	—
Total Regional/Local	369	—	1,014	—

National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
State Tax Service Ukraine	1,212	—	—	—
Total National	1,212	—	—	—

Total	1,581	—	1,014	—

Report on Payments to Governments 2024	19

Year ended December 31, 2024
United Kingdom
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Bolsover District Council	980	—	—	—
Bridgend County Borough	289	—	—	—
Broadland District Council	100	—	—	—
Carmarthenshire County Council	115	—	—	—
Central Bedfordshire Unitary Authority	365	—	—	—
Charnwood Borough Council	1,225	—	—	—
Cheshire East Unitary Authority	252	—	—	—
Cheshire West & Chester Unitary Authority	336	—	—	—
Colchester Borough Council	341	—	—	—
Craven District Council	942	—	—	—
Derbyshire Dales District Council	763	—	—	—
Durham Unitary Authority	175	—	—	—
Edinburgh Unitary Authority	180	—	—	—
Fenland District Council	298	—	—	—
Forest of Dean District Council	190	—	—	—
Hambleton District Council	127	—	—	—
Harborough District Council	382	—	—	—
High Peak Borough Council	5,186	—	—	—
Lichfield District Council	770	—	—	—
Malvern Hills District Council	117	—	—	—
Mendip District Council	142	—	—	—
Mid-Suffolk District Council	113	—	—	—

Report on Payments to Governments 2024	20

Year ended December 31, 2024
United Kingdom
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Moray Unitary Authority	145	—	—	—
New Forest District Council	225	—	—	—
Newark & Sherwood District Council	362	—	—	—
North Kesteven District Council	257	—	—	—
North Lanarkshire Unitary Authority	347	—	—	—
North Somerset Unitary Authority	550	—	—	—
North Warwickshire Borough Council	108	—	—	—
North West Leicestershire District Council	111	—	—	—
Northumberland Unitary Authority	441	—	—	—
Peterborough Unitary Authority	207	—	—	—
Powys City Council	497	—	—	—
Richmondshire District Council	320	—	—	—
Sevenoaks District Council	161	—	—	—
Shropshire Unitary Authority	319	—	—	—
South Derbyshire District Council	205	—	—	—
South Lanarkshire Unitary Authority	179	—	—	—
South Oxfordshire District Council	341	—	—	—
St Albans District Council	784	—	—	—
Staffordshire Moorlands District Council	350	—	—	—
Total Regional/Local	19,297	—	—	—

Report on Payments to Governments 2024	21

Year ended December 31, 2024
United Kingdom
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Forestry Commission	—	247	—	—
HM Revenue and Customs	83,439	—	—	—
The Crown Estate	—	1,980	2,106	—
Total National	83,439	2,227	2,106	—

Total	102,736	2,227	2,106	—

Report on Payments to Governments 2024	22

Year ended December 31, 2024
United States
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Arkansas Department of Revenue	1,618	—	—	—
Benton County	139	—	—	—
Berlin Charter Township	—	366	—	—
Borough of Bloomingdale	1,172	—	—	—
Borough of Riverdale	447	—	—	—
Burnet County Central Appraisal District	511	—	—	—
Cedar City Corporation	—	253	—	—
City of Rock Island	—	182	—	—
City of Shawnee	—	354	—	—
Collier County Tax Collector	276	—	—	—
Colorado Department of Revenue	980	—	—	—
Connecticut Commissioner of Revenue Services	1,164	—	—	—
Delaware Division of Revenue	163	—	—	—
Douglas County Treasurer	113	—	—	—
Forsyth County	409	—	—	—
Franklin Township	160	—	—	—
Genola City	—	—	122	—
Georgia Department of Revenue	118	—	—	—
Hopewell Township	248	—	—	—
Idaho Department of Lands	—	110	—	—
Idaho State Tax Commission	1,125	—	—	—
Indiana Department of Revenue	189	—	—	—
Jefferson County Treasurer’s Office	238	—	—	—

Report on Payments to Governments 2024	23

Year ended December 31, 2024
United States
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Johnson County Kansas Treasurer	446	—	—	—
Kansas Department of Revenue	1,494	—	—	—
Kentucky State Treasurer	3,037	—	—	—
La Plata County Treasurer	175	—	—	—
Louisiana Department of Revenue	123	—	—	—
Maine Revenue Services	834	—	—	—
Marion County Tax Collector	232	—	—	—
Massachusetts Department of Revenue	800	—	—	—
Michigan Department of Treasury	1,287	—	—	—
Minnesota Department of Revenue	1,139	—	—	—
Missouri Department of Revenue	374	—	—	—
Monroe County Road Commission	—	159	—	—
Montana Department of Revenue	321	—	—	—
Nebraska Department of Revenue	714	—	—	—
Neosho County Treasurer	118	—	—	—
New Hampshire Department of Revenue Administration	170	—	—	—
New Jersey Department of Revenue	1,537	—	—	—
New York Reserve Minerals	168	—	—	—
New York State Department of Environmental Conservation	—	—	370	—
North Annville Township	103	—	—	—
North Carolina Department of Revenue	425	—	—	—
North Londonderry Township	102	—	—	—

Report on Payments to Governments 2024	24

Year ended December 31, 2024
United States
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Oregon Department of Revenue	1,351	—	—	—
Pennsylvania Department of Revenue	1,170	—	—	—
Polk County Tax Collector	179	—	—	—
Rhode Island Department of Revenue	123	—	—	—
Rockaway Township	1,795	—	—	—
Rockland County	199	—	—	—
Sarpy County Treasurer	126	—	—	—
School & Institutional Trust Land Administrator	—	481	—	—
Sonoma County	288	—	—	—
Spokane County Treasurer	253	—	—	—
Stark County	130	—	—	—
State of Arkansas	244	—	—	—
State of Wyoming	304	—	—	—
Sumter County Tax Collector	112	—	—	—
Suwannee County Tax Collector	172	—	—	—
Taylor County	159	—	—	—
Tennessee Department of Revenue	294	—	—	—
Texas Comptroller of Public Accounts	3,349	—	—	—
Town of Acushnet	107	—	—	—
Town of Clarkstown	353	—	—	—
Town of Cranston	206	—	—	—
Town of Goshen	142	—	—	—

Report on Payments to Governments 2024	25

Year ended December 31, 2024
United States
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Town of Hamburg	582	—	—	—
Town of Haverstraw	1,001	—	—	—
Town of Newington	360	—	—	—
Town of North Branford	405	—	—	—
Town of North Hempstead	246	—	—	—
Town of Plainfield	119	—	—	—
Town of Plainville	513	—	—	—
Town of Wallingford	143	—	—	—
Township of Byram	184	—	—	—
Township of Oxford	172	—	—	—
Travis County Central Appraisal District	279	—	—	—
Treasurer State of Iowa	220	—	—	—
Treasurer State of Ohio	396	—	—	—
Utah State Tax Commission	1,695	—	—	—
Warren County Georgia	211	—	—	—
Washtenaw County Road Commission	—	—	—	170
West Virginia State Tax Department	512	—	—	—
Whiteford Township	170	146	—	—
Total Regional/Local	40,933	2,051	492	170

Report on Payments to Governments 2024	26

Year ended December 31, 2024
United States
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Bureau of Indian Affairs	—	547	—	—
Bureau of Land Management	—	480	—	—
Internal Revenue Service	175,560	—	—	—
Total National	175,560	1,027	—	—

Total	216,493	3,078	492	170

Report on Payments to Governments 2024	27

CRH

1350 Avenue of the Americas
Floor 27
New York
NY 10019
USA

E-mail: mail@crh.com
Telephone: +1 (212) 957 5400
Website: www.crh.com

Registered Office

42 Fitzwilliam Square
Dublin 2
D02 R279
Ireland

E-mail: crh42@crh.com
Telephone: +353 1 634 4340

CRH® is a registered trade mark of CRH.